UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-278583-01	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 810-5800

(Registrant’s telephone number, including area code)

BlackRock Funding, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on October 1, 2024 (the “Closing Date”) of the previously announced transactions contemplated by that certain Transaction Agreement, dated as of January 12, 2024 (as amended, restated or supplemented from time to time, the “Transaction Agreement”), by and among BlackRock, Inc. (formerly known as BlackRock Funding, Inc.), a Delaware corporation (“New BlackRock”), BlackRock Finance, Inc. (formerly known as BlackRock, Inc.), a Delaware corporation (“Old BlackRock”), Banana Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Global Infrastructure Management, LLC, a Delaware limited liability company (referred to herein as Global Infrastructure Partners (“GIP”)), and the other parties named therein. Pursuant to the terms and subject to the conditions set forth in the Transaction Agreement, (i) Merger Sub merged with and into Old BlackRock at the closing (the “Closing”) of the transaction in accordance with Section 251(g) of the Delaware General Corporation Law, with Old BlackRock continuing as the surviving corporation and a wholly owned subsidiary of New BlackRock (the “Merger”) and (ii) at the Closing and immediately following the Merger, New BlackRock acquired 100% of the issued and outstanding limited liability company interests of GIP, for a total consideration of $3 billion in cash and approximately 12 million shares of New BlackRock Common Stock (as defined below) (the “GIP Contribution”). Approximately 30% of the total consideration, all in stock, is deferred and will be issued subject to the satisfaction of certain post-closing events.

As a result of the Merger, among other things, (i) New BlackRock became the ultimate parent of Old BlackRock, GIP and their respective subsidiaries and (ii) each share of common stock, $0.01 par value, of Old BlackRock issued and outstanding immediately prior to the effective time of the Merger (the “Merger Effective Time”) (other than shares of common stock held in treasury by Old BlackRock not held on behalf of a third party, which shares were cancelled) were converted automatically into one share of common stock, $0.01 par value, of New BlackRock (“New BlackRock Common Stock”). Effective as of the Merger Effective Time, New BlackRock changed its name from “BlackRock Funding, Inc.” to “BlackRock, Inc.” and Old BlackRock changed its name from “BlackRock, Inc.” to “BlackRock Finance, Inc.”

This Current Report on Form 8-K is being filed for the purpose of establishing New BlackRock as the successor issuer to Old BlackRock pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain events with respect to New BlackRock in connection with the consummation of the Merger and the GIP Contribution.

Item 1.01.	Entry Into a Material Definitive Agreement.

On the Closing Date, New BlackRock entered into a guarantee (the “Guarantee”) pursuant to which New BlackRock fully and unconditionally guaranteed, on a senior unsecured basis, the obligations of Old BlackRock with respect to all of its outstanding 1.250% Notes due 2025, 3.200% Notes due 2027, 3.250% Notes due 2029, 2.400% Notes due 2030, 1.900% Notes due 2031, 2.10% Notes due 2032 and 4.750% Notes due 2033, in each case, issued under the indenture, dated as of September 17, 2007, between Old BlackRock and The Bank of New York Mellon, as trustee.

The foregoing summary is qualified in its entirety by reference to the text of the Guarantee, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the “Explanatory Note” and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Prior to the Merger Effective Time, New BlackRock was a direct wholly owned subsidiary of Old BlackRock. Pursuant to the Transaction Agreement, at the Merger Effective Time, all shares of common stock of New BlackRock owned by Old BlackRock immediately prior to the Merger Effective Time were cancelled without payment therefor. Following this cancellation and the issuance of shares of New BlackRock Common Stock in the Merger and the issuance of New BlackRock Common Stock as a portion of the Closing Date consideration for the GIP Contribution, the outstanding shares of New BlackRock Common Stock became held solely by former Old BlackRock stockholders and former holders of GIP limited liability company interests.

The information set forth in the “Explanatory Note” and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Merger, on the Closing Date, New BlackRock’s board of directors (the “Board”) approved an increase in the size of the Board from two to sixteen directors, effective as of the Merger Effective Time. On the Closing Date, immediately prior to the Merger Effective Time, Martin Small and Connor Hartley, members of the Board since New BlackRock’s incorporation, resigned from the Board, and the directors of Old BlackRock immediately prior to the Merger Effective Time became the directors of New BlackRock. The names of the directors of New BlackRock are as follows: Laurence D. Fink, Pamela Daley, William E. Ford, Fabrizio Freda, Murry S. Gerber, Margaret L. Johnson, Robert S. Kapito, Cheryl D. Mills, Amin H. Nasser, Gordon M. Nixon, Kristin C. Peck, Charles H. Robbins, Marco Antonio Slim Domit, Hans E. Vestberg, Susan L. Wagner and Mark Wilson.

Committee Appointments

Effective as of the Merger Effective Time, the Audit Committee, the Management Development & Compensation Committee, the Nominating, Governance and Sustainability Committee, the Risk Committee and the Executive Committee of the Board are comprised of the same directors as those who comprised such committees of the board of directors of Old BlackRock immediately prior to the Merger Effective Time. The composition of each of the committees of the Board is indicated below:

Audit Committee

Pamela Daley (Chair)

Margaret L. Johnson

Marco Antonio Slim Domit

Hans E. Vestberg

Susan L. Wagner

Mark Wilson

Management Development & Compensation Committee

Pamela Daley

William E. Ford (Chair)

Cheryl D. Mills

Gordon M. Nixon

Marco Antonio Slim Domit

Mark Wilson

Nominating, Governance and Sustainability Committee

William E. Ford

Fabrizio Freda

Murry S. Gerber

Cheryl D. Mills

Amin H. Nasser

Gordon M. Nixon (Chair)

Kristin C. Peck

Risk Committee

Pamela Daley

Margaret L. Johnson

Charles H. Robbins

Hans E. Vestberg

Susan L. Wagner (Chair)

Mark Wilson

Executive Committee

Laurence C. Fink (Chair)

Pamela Daley

William E. Ford

Murry S. Gerber

Gordon M. Nixon

Susan L. Wagner

Executive Officers

In connection with the Merger, on the Closing Date, the officers of Old BlackRock immediately prior to the Merger Effective Time became the officers of New BlackRock. The names of the executive officers of New BlackRock and their respective positions are indicated below:

Laurence D. Fink	Chief Executive Officer
Robert S. Kapito	President
Stephen Cohen	Senior Managing Director and Chief Product Officer
Robert L. Goldstein	Senior Managing Director and Chief Operating Officer
Caroline Heller	Senior Managing Director and Global Head of Human Resources
J. Richard Kushel	Senior Managing Director and Head of the Portfolio Management Group
Rachel Lord	Senior Managing Director and Head of International
Christopher J. Meade	Senior Managing Director, Chief Legal Officer and General Counsel
Martin S. Small	Senior Managing Director and Chief Financial Officer
Mark K. Wiedman	Senior Managing Director and Head of the Global Client Business

Compensation and Benefits Arrangements

In connection with the Merger, on the Closing Date, New BlackRock adopted and assumed all of the compensation and benefit plans, agreements and arrangements of Old BlackRock as in effect immediately prior to the Merger Effective Time, as well as any rights and obligations of Old BlackRock thereunder, including the following plans: (i) the BlackRock Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan and all outstanding awards thereunder and (ii) the Second Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan and all outstanding awards thereunder. In addition to assuming on a one-for-one basis any outstanding awards granted under the plans listed above (including the shares underlying any equity-based awards) and the award agreements evidencing the grants of such awards, including any awards granted to New BlackRock’s directors or executive officers, New BlackRock assumed on a one-for-one basis the remaining shares available for issuance under the applicable equity plans.

Additional information required by Items 5.02(c), (d) and (e) is included in Old BlackRock’s (i) definitive annual proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2024 and (ii) Current Report on Form 8-K filed with the SEC on February 29, 2016 with respect to the appointment of Marc Comerchero as Principal Accounting Officer, and is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in connection with the Merger, New BlackRock amended and restated its certificate of incorporation and bylaws to contain provisions identical to the certificate of incorporation and bylaws of Old BlackRock immediately prior to the Merger Effective Time. Effective as of the Merger Effective Time, New BlackRock amended its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to change New BlackRock’s name to “BlackRock, Inc.”

The Amended and Restated Certificate of Incorporation, Certificate of Amendment to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended and currently in effect, are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

This Current Report on Form 8-K establishes New BlackRock as the successor issuer to Old BlackRock pursuant to Rule 12g-3(a) under the Exchange Act. Pursuant to 12g-3(d) under the Exchange Act, shares of New BlackRock Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and New BlackRock is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. New BlackRock hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The description of New BlackRock’s capital stock provided in Exhibit 99.1, which is incorporated by reference into this Item 8.01, modifies and supersedes any prior description of New BlackRock’s capital stock in any registration statement or report filed with the SEC and will be available for incorporation by reference into certain of New BlackRock’s filings with the SEC pursuant to the Securities Act of 1933, as amended, the Exchange Act, and the rules and forms promulgated thereunder.

On the Closing Date, New BlackRock issued a press release announcing the Closing, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of BlackRock, Inc., effective as of October 1, 2024.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackRock, Inc., effective as of October 1, 2024.

3.3	Amended and Restated Bylaws of BlackRock, Inc., effective as of October 1, 2024.

4.1	Guarantee of BlackRock Finance, Inc. Indebtedness, dated October 1, 2024.

99.1	Description of Capital Stock.

99.2	Press Release, dated October 1, 2024.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)
Date: October 1, 2024

	By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Managing Director and Corporate Secretary